Exhibit 99.1
Genpact Reports Third Quarter 2021 Results
Total Revenue of $1.02 billion, Up 9% (8% on a constant currency basis)1
Global Client Revenue of $921 million, Up 12% (11% on a constant currency basis)1, 2
Diluted EPS of $0.53, Up 23%; Adjusted Diluted EPS3 of $0.66, Up 18%
NEW YORK, November 9, 2021 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the third quarter ended September 30, 2021.

“Our third quarter performance reflects continued momentum across our business. Global Client top line performance, which grew at 11% on a constant currency basis, was once again driven by strong demand for Transformation Services, made up of Analytics, Digital, and Consulting,” said “Tiger” Tyagarajan, Genpact’s president and CEO. “Our strategic investments over the years in capabilities and talent, including the continuous training and development of our global workforce, positions us well to address the pressing challenges and opportunities our clients are facing. This quarter we achieved the milestone of crossing the threshold of a billion dollars in quarterly total revenue for the first time.”

Key Financial Results – Third Quarter 2021
•Total revenue was $1.02 billion, up 9% year-over-year (8% on a constant currency basis).1
•Revenue from Global Clients was $921 million, up 12%2 year-over-year (11% on a constant currency basis)1,2 representing 91% of total revenue, including $10 million of revenue from certain GE-divested businesses that is now included in Global Client revenue. Excluding the revenue from such GE-divested businesses, revenue from Global Clients increased 10% year over year (9% on a constant currency basis).1
•Revenue from GE was $95 million, down 15% year-over-year, representing 9% of total revenue. This excludes $10 million of revenue from certain GE-divested businesses that is now included as Global Client revenue. If the revenue from these GE-divested businesses had been counted as GE revenue in the third quarter of 2021, revenue from GE would have decreased 6% year-over-year.
•Net income was $102 million, up 20% year-over-year, with a corresponding margin of 10.1%.
•Income from operations was $132 million, up 6% year-over-year, with a corresponding margin of 13.0%. Adjusted income from operations was $169 million, up 6% year-over-year, with a corresponding margin of 16.6%.4
•Diluted earnings per share was $0.53, up 23% year-over-year, and adjusted diluted earnings per share3 was $0.66, up 18% year-over-year.
•Cash generated from operations was $210 million, compared to $252 million during the third quarter of 2020.
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Global Client revenue for the third quarter of 2021 includes revenue from certain businesses divested by GE that we continue to serve as Global Clients. Revenue from such businesses has been counted as Global Client revenue beginning January 1, 2021.
3 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
4 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

Full Year 2021 Outlook

Genpact continues to expect:

•Total revenue for the full year of $3.96 to $4.0 billion, up 7.0% to 8.0%, or 5.5% to 6.5% on a constant currency basis.1
•Global Client revenue growth in the range of 10.5% to 11.5%, or 9% to 10% on a constant currency basis.1
•Adjusted income from operations margin5 of approximately 16.5%.

Genpact now expects:

•Adjusted diluted EPS6 of $2.40 to $2.43, increased from the prior outlook of $2.36 to $2.39.
•Cash flow from operations of at least $550 million, increased from the prior outlook of at least $500 million.
Conference Call to Discuss Financial Results
Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on November 9, 2021 to discuss the company’s performance for the third quarter ended September 30, 2021. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Callers will be prompted to enter the conference ID, 6837459. A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

5 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.
6Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact
Genpact (NYSE: G) is a global professional services firm that makes business transformation real. Led by our purpose -- the relentless pursuit of a world that works better for people -- we drive digital-led innovation and digitally enabled intelligent operations for our clients. Guided by our experience reinventing and running thousands of processes for hundreds of clients, many of them Global Fortune 500 companies, we drive real-world transformation at scale. We think with design, dream in digital, and solve problems with data and analytics. Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 90,000+ of us. From New York to New Delhi, and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent the ways companies work. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.
Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2021, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to the impact of the COVID-19 pandemic on our business and on our employees, clients, partners and suppliers, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation and other laws and regulations, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, including the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Michael Schneider +1 (217) 260-5041 michael.schneider@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2020	As of September 30, 2021
Assets
Current assets
Cash and cash equivalents	$680,440	$922,475
Accounts receivable, net of allowance for credit losses of $27,707 and $29,527 as of December 31, 2020 and September 30, 2021, respectively	881,020	951,171
Prepaid expenses and other current assets	187,408	201,598
Total current assets	$1,748,868	$2,075,244

Property, plant and equipment, net	231,122	207,920
Operating lease right-of-use assets	304,714	273,587
Deferred tax assets	106,674	108,871
Intangible assets, net	236,732	171,008
Goodwill	1,695,688	1,685,684
Contract cost assets	225,897	240,378
Other assets, net of allowance for credit losses of $3,134 and $2,593 as of December 31, 2020 and September 30, 2021, respectively	323,818	286,439
Total assets	$4,873,513	$5,049,131

Liabilities and equity
Current liabilities
Short-term borrowings	$250,000	$—
Current portion of long-term debt	33,537	383,293
Accounts payable	13,910	24,834
Income taxes payable	41,941	110,019
Accrued expenses and other current liabilities	806,769	735,980
Operating leases liability	56,479	58,222
Total current liabilities	$1,202,636	$1,312,348

Long-term debt, less current portion	1,307,371	1,280,571
Operating leases liability	289,363	254,347
Deferred tax liabilities	1,516	1,237
Other liabilities	238,398	247,742
Total liabilities	$3,039,284	$3,096,245

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 189,045,661 and 188,056,571 issued and outstanding as of December 31, 2020 and September 30, 2021, respectively	1,885	1,876
Additional paid-in capital	1,636,026	1,690,250
Retained earnings	741,658	830,372
Accumulated other comprehensive income (loss)	(545,340)	(569,612)
Total equity	$1,834,229	$1,952,886

Total liabilities and equity	$4,873,513	$5,049,131

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
Net revenues	$935,523	$1,015,737	$2,758,809	$2,949,934
Cost of revenue	605,829	653,686	1,804,492	1,887,596
Gross profit	$329,694	$362,051	$954,317	$1,062,338
Operating expenses:
Selling, general and administrative expenses	198,335	215,957	581,989	620,857
Amortization of acquired intangible assets	10,235	13,898	31,673	44,624
Other operating (income) expense, net	(3,518)	(93)	14,991	(217)
Income from operations	$124,642	$132,289	$325,664	$397,074
Foreign exchange gains (losses), net	(2,402)	2,733	11,611	11,529
Interest income (expense), net	(12,757)	(12,765)	(38,072)	(38,198)
Other income (expense), net	960	1,480	946	8,966
Income before income tax expense	$110,443	$123,737	$300,149	$379,371
Income tax expense	25,008	21,351	66,855	83,008
Net income	$85,435	$102,386	$233,294	$296,363
Earnings per common share
Basic	$0.45	$0.55	$1.22	$1.58
Diluted	$0.43	$0.53	$1.19	$1.54
Weighted average number of common shares used in computing earnings per common share
Basic	190,949,108	187,856,026	190,705,671	187,945,234
Diluted	196,655,140	193,159,929	196,100,067	192,885,252

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine months ended September 30,
	2020	2021
Operating activities
Net income	$233,294	$296,363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88,273	82,344
Amortization of debt issuance costs	1,685	1,969
Amortization of acquired intangible assets	31,673	44,624
Write-down of intangible assets and property, plant and equipment	10,647	915
Allowance for credit losses	3,226	2,412
Unrealized loss (gain) on revaluation of foreign currency asset/liability	6,164	(4,252)
Stock-based compensation expense	55,818	58,604
Deferred tax benefit	(9,287)	(6,236)
Write-down of operating lease right-of-use assets and other assets	10,244	—
Others, net	(1,131)	806
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	49,299	(78,626)
(Increase) decrease in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(148,909)	43,071
Increase (decrease) in accounts payable	(2,646)	11,138
Increase (decrease) in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	44,830	(74,085)
Increase in income taxes payable	52,033	68,430
Net cash provided by operating activities	$425,213	$447,477
Investing activities
Purchase of property, plant and equipment	(47,932)	(31,385)
Payment for internally generated intangible assets (including intangibles under development)	(8,391)	(3,907)
Proceeds and recovery from sale of property, plant and equipment and intangible assets	447	4,511
Payment for business acquisitions, net of cash acquired	—	(6,613)
Proceeds from sale of investment	—	142
Net cash (used for) investing activities	$(55,876)	$(37,252)
Financing activities
Repayment of finance lease obligations	(7,240)	(8,659)
Payment of debt issuance costs	(620)	(3,018)
Proceeds from long-term debt	—	350,000
Repayment of long-term debt	(25,500)	(25,500)
Proceeds from short-term borrowings	455,000	—
Repayment of short-term borrowings	(280,000)	(250,000)
Proceeds from issuance of common shares under stock-based compensation plans	19,261	29,786
Payment for net settlement of stock-based awards	(33,157)	(33,467)
Payment of earn-out consideration	—	(2,556)
Dividend paid	(55,775)	(60,461)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(73,588)	(147,224)
Others	—	(6)
Net cash (used for) financing activities	$(1,619)	$(151,105)
Effect of exchange rate changes	(31,415)	(17,085)
Net increase in cash and cash equivalents	367,718	259,120
Cash and cash equivalents at the beginning of the period	467,096	680,440
Cash and cash equivalents at the end of the period	$803,399	$922,475
Supplementary information
Cash paid during the period for interest	$28,160	$25,715
Cash paid during the period for income taxes, net of refund	$131,456	$38,040

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles recorded at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. As a result of the COVID-19 pandemic, during the second and third quarters of 2020 the Company initiated several restructuring measures. In connection with the restructuring, the Company recorded non-recurring charges related to the following: i) right-of-use lease assets and other assets related to certain abandoned leased office properties in the second quarter of 2020 and ii) employee severance costs related to a focused reduction in Genpact's workforce in the second and third quarters of 2020. Genpact's management believes that excluding such charges provides useful information to both management and investors regarding the Company's financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains, losses and impairment charges attributable to equity-method investments from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management adds back adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and restructuring expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and nine months ended September 30, 2020 and 2021:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
Net income	$85,435	$102,386	$233,294	$296,363
Foreign exchange (gains) losses, net	2,402	(2,733)	(11,611)	(11,529)
Interest (income) expense, net	12,757	12,765	38,072	38,198
Income tax expense	25,008	21,351	66,855	83,008
Stock-based compensation expense	19,487	21,485	55,818	58,604
Amortization and impairment of acquired intangible assets	9,995	13,688	32,218	43,977
Restructuring expenses	4,889	—	26,547	—
Adjusted income from operations	$159,973	$168,942	$441,193	$508,621
Net income margin	9.1%	10.1%	8.5%	10.0%
Adjusted income from operations margin	17.1%	16.6%	16.0%	17.2%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
Income from operations	$124,642	$132,289	$325,664	$397,074
Stock-based compensation expense	19,487	21,485	55,818	58,604
Amortization and impairment of acquired intangible assets	9,995	13,688	32,218	43,977
Other income (expense), net	960	1,480	946	8,966
Restructuring expenses	4,889	—	26,547	—
Adjusted income from operations	$159,973	$168,942	$441,193	$508,621
Income from operations margin	13.3%	13.0%	11.8%	13.5%
Adjusted income from operations margin	17.1%	16.6%	16.0%	17.2%

Reconciliation of Diluted EPS to Adjusted Diluted EPS7
(Per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
Diluted EPS	$0.43	$0.53	$1.19	$1.54
Stock-based compensation expense	0.10	0.11	0.28	0.30
Amortization and impairment of acquired intangible assets	0.05	0.07	0.16	0.23
Restructuring expenses	0.02	—	0.14	—
Tax impact on stock-based compensation expense	(0.03)	(0.03)	(0.08)	(0.10)
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.02)	(0.04)	(0.06)
Tax impact on restructuring expenses	(0.01)	—	(0.03)	—
Adjusted diluted EPS	$0.56	$0.66	$1.61	$1.91

7 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2021:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin8

Year ending December 31, 2021
Net income margin	9.3%
Estimated foreign exchange (gains) losses, net	(0.3)%
Estimated interest (income) expense, net	1.3%
Estimated income tax expense	2.8%
Estimated stock-based compensation expense	2.0%
Estimated amortization and impairment of acquired intangible assets	1.4%
Adjusted income from operations margin	16.5%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin8

Year ending December 31, 2021
Income from operations margin	12.8%
Estimated stock-based compensation expense	2.0%
Estimated amortization and impairment of acquired intangible assets	1.4%
Estimated other income (expense), net	0.2%
Adjusted income from operations margin	16.5%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS8
(Per share data)

	Year ending December 31, 2021
	Lower	Upper
Diluted EPS	$1.89	$1.92
Estimated stock-based compensation expense	0.42	0.42
Estimated amortization and impairment of acquired intangible assets	0.30	0.30
Estimated tax impact on stock-based compensation expense	(0.13)	(0.13)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.08)	(0.08)
Adjusted diluted EPS	$2.40	$2.43

8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.